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                                                                 EXHIBIT (e)(4)

[GRAPHIC APPEARS HERE] The AIG Life Companies (U.S.)

                            EXECUTIVE ADVANTAGE(SM)

                              PREMIUM ALLOCATION

Policy Number: ___________   Policyholder: ____________________________________
                                           (Last Name, First Name, Middle Name)

Insured: ____________________________________   Social Security No.: ______-_____-______
         (Last Name, First Name, Middle Name)

[ ] I revoke my current Premium Allocation and direct that all future premiums be invested as described below.

Allocation of Premium

Guaranteed Account                                   $_____
AllianceBernstein Variable Product Series Fund, Inc.        FAM Variable Funds
   Americas Government Income                        $_____    Mercury Basic Value V.I. Fund             $_____
   Growth Portfolio                                  $_____    Mercury Fundamental Growth V.I. Fund      $_____
   Growth and Income Portfolio                       $_____    Mercury Government Bond V.I. Fund         $_____
   Large Cap Growth Portfolio                        $_____    Mercury Value Opportunities V.I. Fund     $_____
   Small Cap Growth Portfolio                        $_____ J.P. Morgan Series Trust II
American Century Variable Portfolios, Inc.                     Small Company Portfolio                   $_____
   VP Income & Growth Fund                           $_____ Morgan Stanley Universal Institutional Funds
   VP International Fund                             $_____    Core Plus Fixed Income Portfolio          $_____
Credit Suisse Trust                                            Emerging Markets Equity Portfolio         $_____
   Emerging Markets Portfolio                        $_____    High Yield Portfolio                      $_____
   Global Small Cap Portfolio                        $_____    Mid Cap Growth Portfolio                  $_____
   International Focus Portfolio                     $_____    U.S. Mid Cap Value Portfolio              $_____
   Large Cap Value Portfolio                         $_____ Neuberger Berman Advisers Management Trust
   Mid-Cap Growth Portfolio                          $_____    AMT Partners Portfolio                    $_____
   Small Cap Growth Portfolio                        $_____ PIMCO Variable Insurance Trust
Fidelity Variable Insurance Products                           High Yield Portfolio                      $_____
   VIP Balanced Portfolio                            $_____    Long Term U.S. Government Portfolio       $_____
   VIP Contrafund Portfolio                          $_____    Real Return Portfolio                     $_____
   VIP Index 500 Portfolio                           $_____    Short-Term Portfolio                      $_____
Franklin Templeton Variable Insurance Products Trust           Total Return Bond Portfolio               $_____
   Money Market - Class 1                            $_____ Vanguard Variable Insurance Fund
   Developing Markets Securities - Class 2           $_____    Total Bond Market Index Portfolio         $_____
   Growth Securities - Class 2                       $_____    Total Stock Market Index Portfolio        $_____
   Foreign Securities - Class 2                      $_____ VALIC Company I
Goldman Sachs Variable Insurance Trust                         International Equities Fund               $_____
   Structured U.S. Equity Fund                       $_____    Mid Cap Index Fund                        $_____
   International Equity Fund                         $_____    Small Cap Index Fund                      $_____

As Policyholder, I represent that:

    a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.
    b) I have received copies of the current prospectuses.
    c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.
    d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.
    e) I believe that this Policy will meet my insurance needs and financial objectives.


 -------------------------------------  -------------------------------------
 Signature of Insured                   Signature of Policyholder (If other
                                        than Insured)
 ___________________ _______, 2006
 Date Signed

Premium Allocation, Executive Advantage(SM), 04/06